SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
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[ ]	Definitive Additional Materials

MCTC HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Contact Person:

Mailander Law Office, Inc.

Tad Mailander

945 4th Avenue, Ste. 311

San Diego, CA 92101

(619) 239-9034

MCTC HOLDINGS, INC.

520 S. Grand Avenue, Suite 320

Los Angeles, CA 90071

(310) 986-4929

__________

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

__________

NOTICE OF ACTION TAKEN BY UNANIMOUS WRITTEN CONSENT OF

 THE BOARD OF DIRECTORS, AND MAJORITY VOTE OF 70.7% OF THE

STOCKHOLDERS ELIGIBLE TO VOTE ON JULY 3, 2019.

To the Stockholders of MCTC HOLDINGS, INC.:

The enclosed Definitive Information Statement is being distributed and published to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), of MCTC Holdings, Inc., a Delaware corporation (the “Company” or “we”) as of the close of business on July 10, 2019 (the “Mailing Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Definitive Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock pursuant to Title 8, Chapter 1, § 242(a)(1)(3), and § 242(b)(1)(2) of the Delaware General Corporation Law, and, Article II Sections 3(d), 5, 7 and 8 of the Company’s By-laws,. The enclosed Definitive Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following actions were authorized, by written consent, by holders of a majority of our outstanding voting stock on July 3, 2019, (the “Written Consent”):

  an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to: (i) approve a reverse stock split of the Company’s outstanding Common Stock at a ratio of 1-for-15; (ii) decrease the Company’s authorized Common Stock from 290,000,000 shares, par value $0.0001 to 19,333,333 shares, par value $0.0015; and, (iii) a corresponding amendment to the Company’s Certificate of Incorporation, after the reverse stock split, to increase the Company’s authorized shares to 300,000,000 shares, consisting of 290,000,000 shares of Common Stock, $0.0001 par value. The Company’s 10,000,000 shares of authorized but undesignated Preferred Stock, $0.0001 par value, is not affected by this Certificate of Amendment.

The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Certificate of Amendment. No consents or proxies are being requested from stockholders, and our Board of Directors is not soliciting your consent or your proxy in connection with these actions. Pursuant to Rule 14c-2 under the Exchange Act, the Certificate of Amendment, as approved in the Written Consent, will not become effective until at least 20 calendar days after the enclosed Definitive Information Statement is first mailed or otherwise published to our stockholders entitled to receive notice thereof. The Company anticipates that the amendments discussed above will be effected on or about the close of business on or about August 31, 2019, subject to regulatory review by FINRA and the SEC, which could affect the effective date. The Company will advise shareholders of any amended effective date by press release and filing of Form 8-K with the SEC.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: We will furnish a copy of this Definitive Information Statement, without charge, to any stockholder upon written request to the following address: 520 South Grand Avenue, Ste. 320, Los Angeles, CA 90071, Attention: Chief Financial Officer.

By Order of the Board of Directors,

/s/ Arman Tabatabaei
Principal Executive Officer
Los Angeles, CA
August 15, 2019

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MCTC HOLDINGS, INC.

520 S. Grand Avenue, Suite 320

Los Angeles, CA 90071

(310) 986-4929

__________________________________________

DEFINITIVE INFORMATION STATEMENT

_____________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This Information Statement advises stockholders of MCTC Holdings, Inc. (the “Company “) of:

•	an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to: (i) approve a reverse stock split of the Company’s outstanding Common Stock at a ratio of 1-for-15; (ii) decrease the Company’s authorized Common Stock from 290,000,000 shares, par value $0.0001 to 19,333,333 shares, par value $0.0015; and, (iii) a corresponding amendment to the Company’s Certificate of Incorporation, after the reverse stock split, to increase the Company’s authorized shares to 300,000,000 shares, consisting of 290,000,000 shares of Common Stock, $0.0001 par value. The Company’s 10,000,000 shares of authorized but undesignated Preferred Stock, $0.0001 par value is not affected by this Certificate of Amendment.

Our Board of Directors approved the Certificate of Amendment on July 3, 2019 (the Certificate of Amendment is referred to herein as the “Amendment”) and approved close of markets on July 10, 2019 as the record date for determining shareholders eligible to vote to approve the Amendment (the “Voting Record Date”). The Amendment was subsequently approved, by written consent, by stockholders holding a majority of our outstanding voting Common Stock on the Voting Record Date (the “Written Consent”). Copies of the substantive text of the Certificate of Amendment is attached to this Information Statement as Exhibit A.

The Amendment will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders as of the Mailing Record Date. The Certificate of Amendment will only become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders. Copies of this Information Statement will be mailed to the holders of record as of July 10, 2019 of the outstanding shares of the Company’s Common Stock.

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AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As the holders of the Company’s Common Stock are entitled to vote on such matters, approval of the Amendment required the approval of a majority of the Company’s outstanding voting rights. On the Voting Record Date, the Company had 183,864,600 shares of common stock issued and outstanding with the holders thereof being entitled to cast one vote per share. The written consent was executed by Robert L. Hymers (43,333,334 shares of common stock – 23.35% voting rights; Edward Manolos (43,333,333 shares of common stock – 23.35%) and Dan Nguyen (43,333,333 shares of common stock – 23.35%), who together held 70.07% of the Company’s outstanding voting stock as of the Voting Record Date.

We have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Definitive Information Statement. This Definitive Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Amendment as required by the Delaware General Corporation Law and the Exchange Act.

As the Amendment was approved by the Written Consent, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of a total of 300,000,000 shares of Common Stock: 290,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of July 10, 2019, there were: (i) 183,864,600 outstanding shares of Common Stock; and (ii) no shares of preferred stock outstanding. No proposal or action of the Company concerns the Preferred Stock authorized by the Company’s Articles of Incorporation.

Common Stock

As of July 10, 2019, there were 183,864,600 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

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Vote Obtained – Title 8 Section 228 of the Delaware General Corporation Law

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders, all of which are officers and directors of the Company, and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date, which total in the aggregate 70.07% of the outstanding voting stock, are as follows: Robert L. Hymers (43,333,334 shares of common stock – 23.35% voting rights; Edward Manolos (43,333,333 shares of common stock – 23.35%) and Dan Nguyen (43,333,333 shares of common stock – 23.35%).

Pursuant to Section 228(e) of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Definitive Information Statement is intended to provide such notice. This Definitive Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing or publication of this Definitive Information Statement. The 20-day Period is expected to conclude on or about August 31, 2019.

The entire cost of furnishing this Definitive Information Statement will be borne by the Company.

ACTION ONE

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Reverse Stock Split

General

On July 3, 2019, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to effect a 1-for-15 reverse split of the Company’s Common Stock (the “Reverse Stock Split”). On July 3, 2019, stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Reverse Stock Split by written consent, in lieu of a special meeting of the stockholders.

Effects of Reverse Split

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a “reverse stock split.” Under the proposal, each fifteen (15) shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares be rounded up to round lots of 100 shares.

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Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as he or she did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares. The Reverse Split does not change the number of authorized shares of Preferred Stock.

Common Stock

Pre-Split Outstanding Shares	Post-Split Outstanding Shares

183,864,600	12,457,640

Reasons for the Reverse Stock Split

The primary purposes of the reverse stock split are to:

o	Increase the per share price of our Common Stock;

o	Provide the Company with the flexibility to issue additional shares to facilitate future acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the reverse stock split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

The Company’s Common Stock is currently quoted on the OTC Market Groups, Inc. “Current Information Pink Tier” under the symbol “MCTC.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans. Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the Reverse Stock Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many investment advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The reverse stock split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable. However, there can be no assurances that the reverse stock split will have the desired consequences.

Effects of the Reverse Stock Split

The reverse stock split will be effected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing or publication of this Definitive Information Statement. The 20-day Period is expected to conclude on or about August 31, 2019, subject to regulatory approval by FINRA and the SEC, which could delay the effective date of the corporate action.

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Adoption of the reverse stock split will reduce the shares of Common Stock outstanding on the record date. The effect of the reverse split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by fifteen (15), adjusted for any fractional shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares be rounded up to round lots of 100 shares. Each stockholder’s percentage ownership interest in the Company and proportional voting power will change due to adjustments for fractional shares.

Post-Split Increase in Authorized Shares

Concurrent with the effectiveness of the reverse stock split, the Company’s Majority Stockholders approved a Certificate of Amendment to increase the number of to increase the authorized shares of the Company to 300,000,000 shares, consisting of 290,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 shares of authorized but undesignated Preferred Stock, $0.0001 par value.

Reasons for the Post-Effective Increase in Authorized Shares

The resulting reduction in the number of issued and outstanding shares of common stock, and the corresponding increase in the number of authorized shares after effectiveness of the reverse stock split, will provide the Company with additional authorized but unissued Common Stock which could be utilized for future asset acquisitions or to otherwise raise funds to help build the Company's business objectives.

Anti-Take Over Effects of the Reverse Stock Split

The effective decrease and post-effective increase in our authorized shares, could potentially be used by management to thwart a take-over attempt, or allow management to remain intact, since after the closing of the reverse stock split, Messrs. Hymers, Manolos and Nguyen will constitute a majority of the Company’s board of directors and its major stockholders controlling approximately 70.7% of the total number of issued and outstanding shares of the Company. The foregoing, when considered with the over-all effects of the completion of reverse stock split by the Company, might render it more difficult or discourage a merger, tender offer or proxy contest, or the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if it may appear beneficial to some shareholders.

Neither the Company’s articles nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the reverse stock split and post-effective increase in our authorized shares, includes permitting the Company to pursue financing from investors, acquire assets, and issue shares of common stock in exchange for possible financing. The main disadvantage to the reverse stock split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

No Dissenters Rights

In connection with the approval of the Reverse Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Articles of Incorporation or Bylaws.

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Accounting Matters

The Reverse Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Split approved by the Company’s Board of Directors, the stated capital on the Company’s balance sheet attributable to Common Stock would be increased from then current amount by a factor that equals the Reverse Split ratio, and the additional paid-in capital account would be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share will be increased because there will be less shares issued and outstanding.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that the Company’s management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such shareholder related to any Reverse Split.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive shares of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split, except for those stockholders receiving shares of Common Stock in lieu of a fractional share (as described herein). The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split, excluding the basis of fractional shares. A stockholder who receives shares of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF ANY REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF ANY REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES.

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AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF ANY FORWARD SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH ANY REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE, LOCAL, AND, IF APPLICABLE, FOREIGN TAX RETURNS.

Tax Consequences for the Company

The Company should not recognize any gain or loss as a result of the Reverse Split.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the reverse stock split, each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares be rounded up to round lots of 100 shares.

Share Certificate Transfer Instructions

The Company anticipates that the reverse split will become effective on [Date], or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Pacific Stock Transfer Company 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares may choose to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares. Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-Reverse Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Split Common Stock, such stockholder’s pre-Reverse Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Split Common Stock to which such stockholder is entitled as a result of the Reverse Split.

DISTRIBUTION AND COSTS

We will pay the cost of preparing and publishing this Definitive Information Statement. Only one Information Statement will be published to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Definitive Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now published.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 10, 2019, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

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Common Stock

Title of Class	Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership(4)	Percent of Class (1)

Common Stock	Robert L. Hymers(1,2)	43,333,334	23.35%

Common Stock	Edward Manolos(1,2)	43,333,333	23.35%

Common Stock	Dan Nguyen(1,2)	43,333,333	23.35
Common Stock	All Directors and Officers	139,000,000	70.07%

(1)	Unless otherwise indicated, based on 183,864,600 shares of common stock issued and outstanding as of July 10, 2019. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.
(2)	Indicates one of our officers or directors.
(3)	Unless indicated otherwise, the address of the shareholder is 520 S. Grand Avenue, Ste. 320, Los Angeles, CA 90071.
(4)	For purposes of this Definitive Information Statement, “beneficial ownership” of securities is defined in accordance with Rule 13d-3 of the Securities and Exchange Commission. A beneficial owner is generally defined as: Any person who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power which includes the power to vote, or to direct the voting of such security; and/or investment power which includes the power to dispose, or to direct the disposition of, such security; and, Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Act.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Definitive Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Definitive information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Definitive Information Statement was published, or deliver a single copy of this Definitive Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now published, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Dated: August 15, 2019 MCTC HOLDINGS, INC.

By:       /s/ Arman Tabatabaei

Arman Tabatabaei

Principal Executive Officer

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Exhibit A

MINUTES OF ACTION AND CONSENT IN LIEU OF A SPECIAL MEETING OF

THE SHAREHOLDERS OF MCTC HOLDINGS, INC

The undersigned, being shareholders of MCTC Holdings, Inc., a Delaware corporation (the "Corporation"), in lieu of a special meeting of the Shareholders of the Corporation, do hereby adopt the following resolutions to be effective as of the 24th day of July, 2019:

Revocation of Name Change Authorization

The shareholders of the Corporation revoke their previous consent dated July 3, 2019 authorizing the change of the Corporation’s name to Cannabis Global, Inc. and the application for a new trading symbol. The shareholder affirm the remainder of its July 3, consent, including authorization of a 1 for 15 reverse stock split of the Corporation’s common stock, as follows:

Approval of Reverse Stock Split

BE IT RESOLVED, That the undersigned shareholders of the Corporation hereby approve and authorize the effectuation of a 1 for 15 reverse stock split of the Corporation's common stock for all shareholders of record as of July 10, 2019.

FURTHER RESOLVED, That in order to give effect to the aforementioned stock split, a Certificate of Amendment be filed with the Delaware Secretary of State providing: (a) that the authorized shares of common stock be 290,000,000, $0.0001 par value prior to the reverse split; (b) that authorized shares of common stock be 19,333,333, $0.0015 par value after the reverse split; (c) that the number of shares affected will be one (1) share of common stock for each fifteen (15) shares of common stock issued and outstanding and any rights to acquire the same; (d) each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares be rounded up to round lots of 100 shares; (collectively, the "Reverse stock Split').

Approval of Amendment to Certificate of Incorporation

FURTHER RESOLVED, That, immediately following the Reverse Split, the undersigned shareholders of the Corporation hereby approve and authorize the filing of a Certificate of Amendment with the Delaware Secretary of State providing for the amendment of the Corporation's Certificate of Incorporation amending and replacing the first and fourth articles with the following:

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"FOURTH"

(a) Authorization of Capital Stock. The aggregate number of shares of stock which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, consisting of Two Hundred Ninety Million (290,000,000) shares of common stock, $0.0001 par value (the "Common Stock''), and Ten Million (10,000,000) shares of authorized but undesignated preferred stock, $0.0001 par value (the "Preferred Stock"), The Board of Directors is authorized to establish, from the authorized but undesignated shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

FURTHER RESOLVED, at such time as that Corporation has submitted the requisite documents and other information to the Financial Information Regulatory Authority. ("FINRA") to process the Corporate Actions, that the proper officers of the Corporation be and hereby are authorized and directed to execute on the Corporation's behalf the Certificate of Amendment in the form required by the Secretary of State of Delaware with such effective date as the President of the Corporation deems appropriate, and be it

FURTHER RESOLVED, that in conjunction with the Reverse Split, the Corporation is authorized to obtain a new CUSIP number for the Corporation's common stock; and be it

FURTHER RESOLVED, that the Board of Directors shall direct and empower the officers of the Corporation, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions, including but not limited to making the necessary filing of the Amendment to the Corporation's Certificate of Incorporation with the Delaware Secretary of State, the filing of Form 8-K and 14C with the U.S. Securities & Exchange Commission, and the Corporate Action Notification with the Financial Industry Regulatory Authority.

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IN WITNESS WHEREOF, the undersigned, being shareholders of the Corporation have executed this written action, setting forth the number of shares of the Corporation held, the entirety of which shall be deemed to have been voted in favor of the foregoing resolutions as though they were present and voted at a meeting of the shareholders. Before executing and delivering these Minutes of Action, the undersigned hereby acknowledges that he/she has been given an opportunity to and has asked any questions he/she may have of the Corporation's management and has received answers that are satisfactory to the undersigned.

SHAREHOLDERS Common Stock

/s/ Robert Leslie Hymers, III

43,333,334 common shares

Dated: July 24, 2019

/s/ Edward Manolos

43,333,333 common shares

Dated: July 24, 2019

/s/ Dan Van Nguyen

43,333,333 common shares

Dated: July 24, 2019

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WRITTEN ACTION

OF THE

BOARD OF DIRECTORS

OF

MCTC HOLDINGS, INC.

The undersigned, constituting the all of the members of the Board of Directors of MCTC Holdings, Inc., a Delaware corporation (the “Corporation”), do hereby take the following action and, pursuant to Delaware General Corporation Law (“DGCL”) Section 242, adopt the following resolutions by written consent in lieu of a meeting effective as of the 24th day of July, 2019. It is the undersigned’s intent that this unanimous written consent be filed by the Secretary of the Corporation with the minutes of the meetings of the Board of Directors.

1:15 Reverse Stock Split

WHEREAS, after careful review of the Corporation’s options with regard to its capitalization, consideration of the information provided, full disclosure by the Corporation's CEO, discussions with certain shareholders and after lengthy discussions, including without limitation, the benefits of effecting a reverse stock split, reduction of risks to the Corporation and the effects on liquidity, the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation and its shareholders to effect a 1 for 15 reverse split of its common stock.

NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Corporation hereby approves, ratifies and recommends that the shareholders authorize the effectuation of a 1 for 15 reverse stock split of the Corporation’s common stock for all shareholders of record as of July 10, 2019; and be it,

FURTHER RESOLVED, That in order to give effect to the aforementioned stock split, a recommendation be made to the shareholders, that a Certificate of Amendment be filed with the Delaware Secretary of State providing:

(a) that the authorized shares of common stock be 290,000,000, $0.0001 par value prior to the reverse split; (b) that authorized shares of common stock be 19,333,333, $0.0015 par value immediately after the reverse split; (c) that the number of shares affected will be one (1) share of common stock for each fifteen (15) shares of common stock issued and outstanding and any rights to acquire the same; (d) each fractional share shall be rounded up to the nearest whole share and that the holders of lots that are less than 100 shares after the reverse split be rounded up to round lots of 100 shares; (e) the Corporation’s authorized but unissued shares of undesignated preferred stock shall remain at tem (10) million shares, $0.0001 par value. (the “Reverse Stock Split)

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Amendment to Certificate of Incorporation Immediately Following Reverse Stock Split Increasing Authorized Common Stock and Decreasing Par Value

WHEREAS, after careful review of the Corporation’s options with regard to its capitalization, consideration of the information provided, full disclosure by the Corporation's CEO, discussions with certain shareholders and after lengthy discussions, including without limitation, the benefits of effecting an amendment to the Corporation’s Certificate of Incorporation following the Reverse Stock Split, including but not limited the Corporations future need to raise additional capital, acquire complementary products and technologies, the need to provide for equity based compensation and the limited shares otherwise available for future issuance, the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation and its shareholders to increase the authorized number of common shares available for issuance back to 290,000,000 as well as decreasing the par value of its common stock back to $0.0001.

NOW THEREFORE BE IT FURTHER RESOLVED, That the Board of Directors approves and recommends that the shareholders of the Corporation, immediately following the Reverse Stock Split, approve and adopt an amendment to Article 4 of the Corporation’s Certificate of Incorporation and that a Certificate of Amendment be filed with the Delaware Secretary of State providing for the amendment of the Corporation’s Certificate of Incorporation amending and replacing the fourth article thereof as follows:

“FOURTH”

(a) Authorization of Capital Stock. The aggregate number of shares of stock which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, consisting of Two Hundred Ninety Million (290,000,000) shares of common stock, $0.0001 par value (the “Common Stock”), and ten million (10,000,000) shares of authorized but undesignated preferred stock, $0.0001 par value (the “Preferred Stock’’), The Board of Directors is authorized to establish, from the authorized but undesignated shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

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FURTHER RESOLVED, at such time as that Corporation has submitted the requisite documents and other information to the Financial Information Regulatory Authority. (“FINRA”) to process the Reverse Stock Split, that the proper officers of the Corporation be and hereby are authorized and directed to execute on the Corporation’s behalf the Certificate of Amendment in the form required by the Secretary of State of Delaware with such effective date as the President of the Corporation deems appropriate; and be it,

FURTHER RESOLVED, that the Officers of the Corporation are directed to prepare and file with the U.S. Securities & Exchange Commission (the “Commission”), the required Schedule PRE 14C Shareholder Information Statement, to respond to any comments from the Commission and to prepare and file the DEF 14C when approved by the Commission. In addition, the Officers of the Corporation are directed to prepare and file the required Current Report on Form 8- K with the Commission within the required time period; and be it,

FURTHER RESOLVED, that in conjunction with the Reverse Split, the Corporation is authorized to obtain a new CUSIP number for the Corporation’s common stock which trades; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purpose and intent of the foregoing resolutions and to permit the actions contemplated thereby to be lawfully effectuated, and any such agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it.

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FURTHER RESOLVED, that each of the proper officers of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses, as in his or her judgment shall be necessary, appropriate or advisable to carry out and effectuate the purpose and intent of any and all of the foregoing resolutions; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the actions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting the same with these minutes of action, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein

IN WITNESS WHEREOF, the undersigned have executed this Written Action of the Board of Directors as of the date first written above.

DIRECTORS:

/s/ Robert L. Hymers, III

/s/ Edward Manolos

/s/ Arman Tabatabaei

/s/ Dan Van Nguyen

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